Exhibit 99.1

Intermex Reports Third Quarter Results
Company generates strong quarterly results, while continuing to invest in growth opportunities

Company to Host Conference Call Today at 9 a.m. ET

MIAMI, (November 7, 2023) – International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), one of the nation’s leading omnichannel money transfer services to Latin America, today reported strong operating results for the third quarter of 2023.

Bob Lisy, Chairman, President, and CEO of Intermex, stated, “We are proud to beat market consensus for Revenue and deliver another strong quarter of growth. In line with our expectations, Net Income was impacted by non-core items this year and last, however Adjusted EBITDA grew at 14%, also ahead of our projections. The profitability and cash generation of our underlying operations have allowed us to invest to accelerate our core growth, optimize and scale recent M&A, and profitably expand our digital and card businesses. We are ahead of schedule in our plans to capture incremental retail transactions in the U.S., and we are efficiently and profitably creating incredible momentum in our growth areas - especially Digital, Europe, and others."

Third Quarter 2023 Financial Results (all comparisons are to the Third Quarter 2022)
Total revenues for the Company were $172.4 million, up 22.5%. Contributing to the revenue growth is solid core growth in the underlying business and the inclusion of La Nacional in the U.S. and i-Transfer in Europe. Contributing to the revenue growth was a 35.1% increase in unique, active customers to 4.0 million, who generated 15.4 million money transfer transactions, an increase of 25.7%. Also contributing to the record number of transactions was the 62.9% growth in digital transactions. Transaction growth resulted in $6.6 billion in principal transferred, a 19.8% increase. This principal translates to a 21.8% market share, up from 20.6% in the top 5 U.S. to Latin America remittance markets - Mexico, Guatemala, El Salvador, Honduras, and the Dominican Republic in the third quarter of 2023.

Net income was $14.8 million, a decrease of 10.8%. Diluted earnings per share were $0.41, a decrease of 4.7%. Net income and diluted EPS are highly impacted by a $2.9 million tax benefit in the third quarter of 2022 that did not recur in the third quarter of 2023. In addition, increased revenues were partially offset by proportional growth in cost of sales and increased operating expenses - which included a $1.1 million restructuring charge for La Nacional. Higher interest expense, depreciation & amortization - much of it acquisition related, also impacted net income. The diluted earnings per share also reflect the positive benefits of the Company's stock repurchases.

Adjusted EBITDA increased 14.0% to $31.7 million, driven by the business operating results discussed above along with the impact of the additional adjusting items to EBITDA shown in the reconciliation tables below.

Adjusted net income decreased 11.1% to $18.4 million, and adjusted diluted earnings per share were $0.51, a decrease of 5.6%. Adjusted net income and adjusted diluted EPS were highly impacted by a $2.9 million tax benefit in the third quarter of 2022 that did not recur in the third quarter of 2023, in addition to the items noted above in net income, adjusted for certain non-cash expenses, the La Nacional restructuring charge and other charges, and tax adjustments that are detailed in the reconciliation tables below following the unaudited condensed consolidated financial statements. Adjusted EPS also benefited from the Company's stock repurchases.

Year-to-Date Financial Results for 2023 (all comparisons are to the first nine months of 2022)
Revenues increased by 24.1% to $487.0 million. Driving that growth was a 26.9% increase in net money transfer transactions. A 55.3% increase in digital transactions initiated also contributed to this growth. Principal amount sent increased 20.5% to $18.3 billion.

Net income was $42.0 million, a decrease of 5.2%. Diluted earnings per share were $1.14, equal to the prior year period, attributable to the year-to-date effects of the same items noted above for the quarterly results.

Adjusted EBITDA increased 13.8% to $86.7 million, attributable to the same items noted above for the quarterly results and the greater net effect of the adjusting items detailed in the reconciliation table below.

Adjusted net income totaled $51.0 million, a decrease of 2.7%. Adjusted diluted earnings per share totaled $1.39, an increase of 3.0%, attributable to the same items noted above for the quarterly results.

Adjusted and other non-GAAP measures discussed above and elsewhere in this press release are defined below under the heading, Non-GAAP Measures.

Other Items
The Company ended the third quarter of 2023 with $222.4 million in cash and cash equivalents. Net Free Cash Generated was $17.6 million, down 4.6%, compared to the third quarter of 2022. Lower year-over-year free cash generated was highly impacted by the $2.9 million tax benefit in the third quarter of 2022 that did not recur in the third quarter of 2023 and by other factors impacting net income growth. The measure was also impacted by a moderate increase in capital spending associated with upgrading technology within the U.S. agent base.
The Company repurchased approximately 502,000 shares of its common stock for $10.0 million during the third quarter of 2023 under its share repurchase program.

Guidance
The Company is providing fourth-quarter guidance:

Fourth-quarter 2023:
    Revenue of $170.0 million to $181.0 million, up 10% to 17%.
    Diluted EPS of $0.43 to $0.46, up 22% to 30%.
    Adjusted Diluted EPS of $0.51 to $0.54, up 6% to 12%.
    Adjusted EBITDA of $31.4 million to $33.4 million, up 8% to 15%.

Non-GAAP Measures
Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin and Net Free Cash Generated, each a Non-GAAP financial measure, are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe they help highlight trends in our operating results, because certain of such measures exclude, among other things, the effects of certain transactions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as Net Income adjusted to add back certain charges and expenses, such as non-cash amortization of intangible assets resulting from business acquisition transactions, non-cash compensation costs, and other items outlined in the reconciliation tables below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted Earnings per Share – Basic and Diluted is calculated by dividing Adjusted Net Income by GAAP weighted-average common shares outstanding (basic and diluted).

Adjusted EBITDA is defined as Net Income before depreciation and amortization, interest expense, income taxes, and adjusted to add back certain charges and expenses, such as non-cash compensation costs and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenues.

Net Free Cash Generated is defined as Net Income before provision for credit losses and depreciation and amortization adjusted to add back certain non-cash charges and expenses, such as non-cash compensation costs, and reduced by cash used in investing activities and servicing of our debt obligations.

Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Net Free Cash Generated are non-GAAP financial measures and should not be considered as an alternative to operating income, net income, net income margin or earnings per share as a measure of operating performance or cash flows, or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income, Adjusted EBITDA, and Net Free Cash Generated, as well as a reconciliation of Earnings per Share to Adjusted Earnings per Share and Net Income Margin to Adjusted EBITDA Margin, are outlined in the tables below following the unaudited condensed consolidated financial statements. A quantitative reconciliation of projected Adjusted EBITDA and Adjusted Diluted EPS to the most comparable GAAP measure is not available without unreasonable efforts because of the inherent difficulty in forecasting and quantifying the amounts necessary under GAAP guidance for operating or other adjusted items including, without limitation, costs and expenses related to acquisitions and other transactions, share-based compensation, tax effects of certain adjustments and losses related to legal contingencies or disposal of assets. For the same reasons, we are unable to address the probable significance of the unavailable information.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 9:00 a.m. Eastern Time today. The conference call can be heard by dialing: 1-844-826-3033 (U.S.) or 1-412-317-5185 (outside the U.S.) ten minutes before the start of the call.

The conference call and accompanying slides will be available via webcast at https://investors.intermexonline.com/. Registration for the event is required, so please register at least five minutes before the scheduled start time.

A webcast replay will be available approximately 2-4 hours after the conference call at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views concerning certain events that are not historical facts but could affect our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, projected results of operations, and expectations for the Company. These statements may include and be identified by words or phrases such as, without limitation, “would,” “will,” “should,” “expects,” “believes,”

“anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook,” “currently,” “target,” “guidance”, “remains”, and similar expressions (including the negative and plural forms of such words and phrases). Our forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments, projections about our business and our industry, and macroeconomic conditions, and are subject to various risks, uncertainties, estimates, contingencies, and other factors, many of which are beyond our control, that could cause actual results to differ from those expressed or implied by the forward-looking statements and could materially adversely affect our business, financial condition, results of operations, cash flows, and liquidity. Such factors include, among others, changes in applicable laws or regulations; factors relating to our business, operations and financial performance, including: our ability to successfully execute, manage, integrate and obtain the anticipated financial benefits of key acquisitions and mergers; economic factors such as inflation, the level of economic activity, recession risks and labor market conditions, as well as rising interest rates; public health conditions, responses thereto and the economic and market effects thereof; competition in the markets in which we operate; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; our ability to maintain favorable banking and agent relationships necessary to conduct our business; credit risks from our agents and the financial institutions with which we do business; bank failures, sustained financial illiquidity or illiquidity at our clearing cash management or custodial financial institutions; new technology or competitors that disrupt the current ecosystem, including the introduction of new digital platforms; cyber-attacks or disruptions to our information technology, computer network systems, data centers and mobile devices apps; our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements; our success in developing and introducing new products, services and infrastructure; consumer confidence in our brands and in consumer money transfers generally; our ability to maintain compliance with applicable regulatory requirements; international political factors, political stability, tariffs, border taxes or restrictions on remittances or transfers out of the outbound markets in which we operate; currency restrictions and volatility in countries in which we operate or plan to operate; consumer fraud and other risks relating to the authenticity of customers’ orders; changes in immigration laws and their enforcement; our ability to protect our brands and intellectual property rights; weakness in U.S. or international economic conditions; changes in tax laws in the countries in which we operate; our ability to recruit and retain key personnel; and other economic, business, and/or competitive factors, risks and uncertainties, including those described in the “Risk Factors” and other sections of periodic reports that we file with the Securities and Exchange Commission. Accordingly, we caution investors and all others not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date such statement is made and we undertake no obligation to update any of the forward-looking statements.

About International Money Express, Inc.
Founded in 1994, Intermex applies proprietary technology enabling consumers to send money from the United States, Canada, and Europe to more than 60 countries. The Company provides the digital movement of money through a network of agent retailers in the United States, Canada, and Europe; Company-operated stores; our mobile app; and the Company’s website. Transactions are fulfilled and paid through thousands of retail and bank locations around the world. Intermex is headquartered in Miami, Florida, with international offices in Puebla, Mexico, Guatemala City, Guatemala, and Madrid, Spain. For more information about Intermex, please visit www.intermexonline.com.

Mike Gallentine
Vice President of Investor Relations
mgallentine@intermexusa.com
tel. 305-671-8005

Condensed Consolidated Balance Sheets

	September 30,	December 31,
(in thousands of dollars)	2023	2022
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$222,447	$149,493
Accounts receivable, net	163,007	129,808
Prepaid wires, net	84,147	90,386
Prepaid expenses and other current assets	12,730	12,749
Total current assets	482,331	382,436

Property and equipment, net	28,967	28,160
Goodwill	53,814	49,774
Intangible assets, net	19,358	19,826
Other assets	35,121	31,876
Total assets	$619,591	$512,072

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$6,616	$4,975
Accounts payable	33,283	25,686
Wire transfers and money orders payable, net	159,858	112,251
Accrued and other liabilities	44,270	41,855
Total current liabilities	244,027	184,767

Long-term liabilities:
Debt, net	193,137	150,235
Lease liabilities, net	22,465	23,272
Deferred tax liability, net	2,324	3,892
Total long-term liabilities	217,926	177,399

Stockholders' equity:
Total stockholders' equity	157,638	149,906
Total liabilities and stockholders' equity	$619,591	$512,072

Condensed Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars, except for per share data)	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Revenues:
Wire transfer and money order fees, net	$147,387	$120,718	$416,355	$336,340
Foreign exchange gain, net	22,688	18,851	64,239	52,719
Other income	2,362	1,198	6,358	3,309
Total revenues	172,437	140,767	486,952	392,368

Operating expenses:
Service charges from agents and banks	112,871	93,658	319,983	262,717
Salaries and benefits	18,607	13,853	52,415	36,911
Other selling, general and administrative expenses	13,235	10,232	37,210	24,964
Depreciation and amortization	3,472	2,278	9,511	6,712
Total operating expenses	148,185	120,021	419,119	331,304

Operating income	24,252	20,746	67,833	61,064

Interest expense	2,801	1,466	7,643	3,530

Income before income taxes	21,451	19,280	60,190	57,534

Income tax provision	6,619	2,654	18,174	13,270

Net income	$14,832	$16,626	$42,016	$44,264

Earnings per common share:
Basic	$0.42	$0.44	$1.17	$1.16
Diluted	$0.41	$0.43	$1.14	$1.14

Weighted-average common shares outstanding:
Basic	35,320,809	37,390,632	35,930,234	37,999,709
Diluted	36,082,163	38,425,868	36,767,680	38,907,283

Reconciliation from Net Income to Adjusted Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars, except for per share data)	2023	2022	2023	2022
	(Unaudited)		(Unaudited)

Net income	$14,832	$16,626	$42,016	$44,264

Adjusted for:
Share-based compensation (a)	2,274	2,625	6,217	5,558
Restructuring costs (b)	1,145	—	1,145	—
Transaction costs (c)	13	258	411	474
Loss on bank closures (d)	—	1,583	—	1,583
Other charges and expenses (e)	535	301	1,556	759
Amortization of intangibles (f)	1,228	972	3,562	2,916
Income tax benefit related to adjustments (g)	(1,602)	(1,632)	(3,892)	(3,200)
Adjusted net income	$18,425	$20,733	$51,015	$52,354

Adjusted earnings per common share:
Basic	$0.52	$0.55	$1.42	$1.38
Diluted	$0.51	$0.54	$1.39	$1.35

(a) Represents shared-based compensation relating to equity awards granted primarily to employees and independent directors of the Company.
(b) Represents primarily severance, write-off of fixed assets and professional fees related to the restructuring of La Nacional.

(c) Represents primarily financial advisory, professional and legal fees related to business acquisition transactions.
(d) Represents losses related to the closure of a financial institution in Mexico during 2021.
(e) Represents primarily loss on disposal of fixed assets.
(f) Represents the amortization of intangible assets that resulted from business acquisition transactions.
(g) Represents the current and deferred tax impact of the taxable adjustments to Net Income using the Company’s blended federal and state tax rate for each period. Relevant tax-deductible adjustments include all adjustments to net income.

Reconciliation from GAAP Basic Earnings per Share to Adjusted Basic Earnings per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
GAAP Basic Earnings per Share	$0.42	$0.44	$1.17	$1.16
Adjusted for:
Share-based compensation	0.06	0.07	0.17	0.15
Restructuring costs	0.03	—	0.03	—
Transaction costs	—	0.01	0.01	0.01
Loss on bank closure	—	0.04	—	0.04
Other charges and expenses	0.02	0.01	0.04	0.02
Amortization of certain intangibles	0.03	0.03	0.10	0.08
Income tax benefit related to adjustments	(0.05)	(0.04)	(0.11)	(0.08)
Non-GAAP Adjusted Basic Earnings per Share	$0.52	$0.55	$1.42	$1.38

The table above may contain slight summation differences due to rounding

Reconciliation from GAAP Diluted Earnings per Share to Adjusted Diluted Earnings per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
GAAP Diluted Earnings per Share	$0.41	$0.43	$1.14	$1.14
Adjusted for:
Share-based compensation	0.06	0.07	0.17	0.14
Restructuring costs	0.03	—	0.03	—
Transaction costs	—	0.01	0.01	0.01
Loss on bank closure	—	0.04	—	0.04
Other charges and expenses	0.01	0.01	0.04	0.02
Amortization of certain intangibles	0.03	0.03	0.10	0.07
Income tax benefit related to adjustments	(0.04)	(0.04)	(0.11)	(0.08)
Non-GAAP Adjusted Diluted Earnings per Share	$0.51	$0.54	$1.39	$1.35

The table above may contain slight summation differences due to rounding

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net income	$14,832	$16,626	$42,016	$44,264

Adjusted for:
Interest expense	2,801	1,466	7,643	3,530
Income tax provision	6,619	2,654	18,174	13,270
Depreciation and amortization	3,472	2,278	9,511	6,712
EBITDA	27,724	23,024	77,344	67,776
Share-based compensation (a)	2,274	2,625	6,217	5,558
Restructuring costs (b)	1,145	—	1,145	—
Transaction costs (c)	13	258	411	474
Loss on bank closures (d)	—	1,583	—	1,583
Other charges and expenses (e)	535	301	1,556	759
Adjusted EBITDA	$31,691	$27,791	$86,673	$76,150
(a) Represents share-based compensation relating to equity awards granted to employees and independent directors of the Company.

(b) Represents primarily severance, write-off of fixed assets and professional fees related to the restructuring of La Nacional.

(c) Represents primarily financial advisory, professional and legal fees related to business acquisition transactions.

(d) Represents losses related to the closure of a financial institution in Mexico during 2021.

(e) Represents primarily loss on disposal of fixed assets.

Reconciliation from Net Income Margin to Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net Income Margin	8.6%	11.8%	8.6%	11.3%
Adjusted for:
Interest expense	1.6%	1.0%	1.6%	0.9%
Income tax provision	3.8%	1.9%	3.7%	3.4%
Depreciation and amortization	2.0%	1.6%	2.0%	1.7%
EBITDA	16.1%	16.4%	15.9%	17.3%
Share-based compensation	1.3%	1.9%	1.3%	1.4%
Restructuring costs	0.7%	—%	0.2%	—%
Transaction costs	—%	0.2%	0.1%	0.1%
Loss on bank closures	—%	1.1%	—%	0.4%
Other charges and expenses	0.3%	0.2%	0.3%	0.2%
Adjusted EBITDA Margin	18.4%	19.7%	17.8%	19.4%

The table above may contain slight summation differences due to rounding

Reconciliation of Net Income to Net Free Cash Generated

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2023	2022	2023	2022
	(Unaudited)		(Unaudited)

Net income for the period	$14,832	$16,626	$42,016	$44,264

Depreciation and amortization	3,472	2,278	9,511	6,712
Share-based compensation expense	2,274	2,625	6,217	5,558
Provision for credit losses	1,830	525	3,770	2,022
Cash used in investing activities	(3,160)	(2,513)	(13,188)	(9,380)
Term loan pay downs	(1,641)	(1,094)	(3,828)	(3,281)

Net free cash generated during the period	$17,607	$18,447	$44,498	$45,895